SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

SCHEDULE 14C

(Rule 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934

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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (2))

☒	Definitive Information Statement

CELLYNX GROUP, INC.

(Name of Registrant as Specified In Its Charter)

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CELLYNX GROUP, INC.

1111 Brickell Avenue, 11th Floor, Miami, FL 33131

(305) 913-7151

October 21, 2015

Dear Shareholder:

This Information Statement is first being furnished on or about October 21, 2015 to the holders of record as of the close of business day on October 19, 2015 (the “Record Date”), of shares of common stock (the “Common Stock”), of Cellynx Group, Inc. (the “Company,” “our”, “we” or “us”). The purpose of this Information Statement is to notify our stockholders that on October 19, 2015 we received written consent (the “Written Consent”) from one shareholder holding or able to direct the vote of 1,489,745,971 shares of Common Stock, representing approximately 60% of the then total issued and outstanding Common Stock, to elect John G. M. Ainsworth II as the sole director of the Company.

The enclosed Information Statement is being furnished to you in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated there under, including Regulation 14C, to inform you that the foregoing action has been approved by the holder of a majority of the outstanding shares of voting stock of the Company. The action will not be submitted to the other shareholders of the Company for a vote and, therefore, the Board of Directors of the Company is not soliciting your proxy in connection with the adoption of this resolution and proxies are not requested from shareholders. The resolution will not become effective before the date which is twenty (20) calendar days after this Information Statement was first mailed to shareholders. You are urged to read the Information Statement in its entirety for a description of the actions to be taken by the Company.

/s/ John G. M. Ainsworth II John G. M. Ainsworth II, CEO & Director

CELLYNX GROUP, INC.

_________________________________

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

[AND RULE 14C-2] THEREUNDER

_____________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS INFORMATION STATEMENT IS BEING MAILED TO SHAREHOLDERS ON OR ABOUT

October 21, 2015.

_______________________________________________________________

The enclosed Information Statement is being furnished to you to inform you that on September 21, 2015 Mr. Patrick Grant, the CEO, Secretary and Director of the Company died. On October 19, 2015, John G. M. Ainsworth II was elected the CEO and Director of the Company by a resolution approved and adopted by the holder of 1,489,745,971 shares of Common Stock of the Company, which represents approximately 60% of the total outstanding voting shares of the Company as of October 19, 2015 (the “Record Date”), by Written Consent.

Because a shareholder holding at least a majority of the voting rights of the Company’s outstanding voting stock has voted in favor of the foregoing action and has sufficient voting power to approve such action through its ownership of Common Stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The resolution will not become effective before the date which is twenty (20) days after this Information Statement was first mailed to shareholders.

You are urged to read the Information Statement in its entirety for a description of the action taken by the Company. The Board of Directors is not soliciting your proxy in connection with the adoption of this resolution and proxies are not requested from shareholders.

The Company is distributing this Information Statement to its shareholders in full satisfaction of any notice requirements it may have under the Nevada Revised Statutes (the “NRS”). No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents, and no dissenters’ rights under the NRS are afforded to the Company’s shareholders as a result of the adoption of this resolution.

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company's Common Stock. Expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $5,000, will be paid by us.

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: Cellynx Group, Inc., 1111 Brickell Avenue, 11th Floor, Miami FL 33131. The Company may also be reached at (305) 913-7151.

Mr. Ainsworth is an attorney with a JD degree from the University of Miami, an MBA from Oakland University and a degree in Supply Chain Management from Michigan State University. Over the past five years, he has provided services to corporations, investors and entrepreneurs in the legal sector focused on corporate transactions. Previously, Mr. Ainsworth was consultant and project manager leading and participating in cost savings and complex product enhancement projects in the auto industry with leading automotive manufacturers from Germany and the United States. Before consulting Mr. Ainsworth spent eighteen months in the logistics sector managing shipments via truck and rail throughout NAFTA, and three years in sheet metal products manufacturing. Over the years Mr. Ainsworth has worked on many cross-functional projects encompassing professionals in the following areas: engineering, manufacturing, technology, logistics, purchasing, sales and marketing, among other areas.

Mr. Patrick Grant did not own any shares of common stock of the Company and was also paid $5,000 per month for his services as an officer and director.

INFORMATION ON CONSENTING SHAREHOLDER

Pursuant to the Company’s Articles of Incorporation and the NRS, a vote by the holders of at least a majority of the Company's outstanding voting stock is required to effect the actions described in this Information Statement. The Company’s Articles of Incorporation and Bylaws do not authorize cumulative voting. As of the Record Date, the Company had 2,480,497,933 voting shares of Common Stock issued and outstanding. 5BARZ International Inc. is the record and beneficial owner of 1,489,745,971 shares of Common Stock, which represents 60% of the issued and outstanding shares of the Company’s Common Stock. Pursuant to NRS 78.320, 5BARZ International Inc. voted in favor of the action described herein by Written Consent dated as of October 19, 2015, attached hereto as Appendix A. No consideration was paid for its consent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of October 19, 2015, the number of shares of Common Stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our directors, officers, and principal shareholders is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission (“SEC”). Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 2,480,497,933 shares of Common Stock issued and outstanding as of October 19, 2015, the Record Date.

Beneficial Ownership Table

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned or Right to Direct Vote	Percent of Common Stock Beneficially Owned or Right to Direct Vote

5BARZ International, Inc. 9444 Waples Street, Suite 140 San Diego, CA, 92121 John C von Leesen – Living Trust 413 North Canal Street, Chicago, Il, 60654	1,489,745,971 244,450,000	60% 9.8%

All directors and executive officers as a group (0 persons)	0	NA

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

5BARZ International Inc. does not have a substantial interest in the actions taken by the consenting shareholder by Written Consent.

PROPOSALS BY SECURITY HOLDERS

None.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

John G.M. Ainsworth II, CEO & Director

CELLYNX GROUP, INC.

1111 Brickell Ave, 11th Floor, Miami, FL 33131

(305) 913-7151

BY ORDER OF THE CURRENT BOARD OF DIRECTORS,

/s/ John G. M. Ainsworth II
John G. M. Ainsworth II, CEO and Director

October 21, 2015